EXHIBIT 6(g)

               Certificate of Amendment of the Certificate of Incorporation of American International Life Assurance Company of New York, dated June 27, 1991

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SHORT CERTIFICATE

                                STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                                GREGORY V. SERIO

                       ACTING SUPERINTENDENT OF INSURANCE

It is hereby certified that the annexed copy of Declaration of Intention and Charter of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, of New York, New York, as filed in this Department March 16, 1962, with Amendments to date, has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

                                              In Witness Whereof,   I  have
                                              hereunto set my hand  and  affixed
                                              the official seal of this Dept.
                                              at the City  of Albany,  this 18th
                                              day  of  February, 1997.

                                              /s/ Frank M. D'Amico
                                              Special Deputy Superintendent




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                                STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                               AGENCY BUILDING ONE

                       THE GOVERNOR NELSON A. ROCKEFELLER

                               EMPIRE STATE PLAZA

                             ALBANY, NEW YORK 12257

SALVATORE R. CURIALE

Superintendent of Insurance

         The attached Certificate of Amendment of the Certificate of Incorporation of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, of New York, New York, filed pursuant to Section 805 of the Business Corporation Law and effecting the following:

         To increase the capital stock from $2,500,000 comprised of 12,500 shares with a par value of $200.00 per share to $3,225,000 comprised of 16,125 shares with a par value of $200.00 per share.

         IS HEREBY APPROVED pursuant to Section 1206 of the New York Insurance Law.

                                            In Witness Whereof, I have
                                            hereunto set my hand and affixed
                                            the official seal of this Department
                                            at the City of Albany, this 28th day
                                            of June, 1991.

                                                     SALVATORE R. CURIALE

                                             Superintendent of Insurance

                                             By  /s/ Robert A. Donnelly

                                             Special Deputy Superintendent


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          Certificate of Amendment of the Certificate of Incorporation

                                       of

            American International Life Assurance Company of New York

         Under Section 805 of the New York Business Corporation Law and
                   Section 1206 of the New York Insurance Law
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                  It is hereby certified that:

     FIRST: The name of the corporation is American International Life Assurance Company of New York.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of Insurance on March 16, ------ 1962.

     THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is to increase the capital stock of the corporation.

     FOURTH:  To  accomplish  the  foregoing   amendment,   Section  10  of  the
certificate of incorporation of the corporation, relating to the authorized capital stock of the corporation is hereby amended to read as follows:

     Section 10: The amount of capital stock of this corporation shall be Three Million Two Hundred and Twenty Five Thousand Dollars ($3,225,000) and shall consist of Sixteen Thousand One Hundred and Twenty Five (16,125) shares of the par value of Two Hundred Dollars ($200) each.

     FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the unanimous written consent of the Board of Directors of the corporation, followed by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendments of the certificate of incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  June 27, 1991
                                                       /S/ PATRICK J. FOLEY
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Sworn and subscribed before me                         Patrick J. Foley
this 27th day of June 1991.                            Vice President

PATRICIA R. MCAULIFFE
-------------------------------                        -------------------------
Notary Public                                          Debra E. Klugman
                                                       Secretary



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                                STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                               AGENCY BUILDING ONE

                       THE GOVERNOR NELSON A. ROCKEFELLER

                               EMPIRE STATE PLAZA

                             ALBANY, NEW YORK 12257

JAMES P. CORCORAN

Superintendent of Insurance

         The attached Certificate of Amendment of the Certificate of Incorporation of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, of New York, New York, filed pursuant to Section 805 of the Business Corporation Law and effecting the following:

         To increase the capital stock from $1,250,000 comprised of 12,500 shares with a par value of $100.00 per share to $2,500,000 comprised of 12,500 shares with a par value of $200.00 per share.

         IS HEREBY APPROVED pursuant to Section 1206 of the New York Insurance Law.

                                             In Witness Whereof, I have hereunto
                                             set my hand and affixed the
                                             official seal of this Department at
                                             the City of Albany, this
                                             9th day of June, 1989.

                                                  JAMES P. CORCORAN
                                             Superintendent of Insurance

                                             By  /s/ Robert A. Donnelly

                                             Special Deputy Superintendent